UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 30, 2015

Pharma-Bio Serv, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50956	20-0653570
(Commission File Number)	(I.R.S. Employer Identification No.)

6 Road 696, Dorado, Puerto Rico	00646
(Address of Principal Executive Offices)	(Zip Code)

(787) 278-2709
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2015, Pharma-Bio Serv, Inc. (the “Company”) amended the Consulting Agreement, dated January 1, 2014, as amended, by and among the Company, Strategic Consultants International, LLC and Elizabeth Plaza (the “Consulting Agreement”), effective January 1, 2016 (the “Amendment”).  The Amendment extends the term of the Consulting Agreement for an additional year to December 31, 2016 (the “Extension Term”).  Pursuant to the Amendment, the Company agrees to compensate consultant a monthly retainer of $31,500 during the Extension Term.  All other terms and conditions of the Consulting Agreement remain the same.

A copy of the Amendment is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Consulting Agreement Amendment, dated December 30, 2015, by and among Pharma-Bio Serv, Inc., Strategic Consultants International, LLC and Elizabeth Plaza, effective January 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.

Date: January 5, 2016	By:	/s/ Pedro J. Lasanta
Pedro J. Lasanta
Chief Financial Officer, Vice President Finance
and Administration and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement Amendment, dated December 30, 2015, by and among Pharma-Bio Serv, Inc., Strategic Consultants International, LLC and Elizabeth Plaza, effective January 1, 2016.